Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that William Caragol whose signature appears below constitutes and appoints, jointly and severally, Kevin H. McLaughlin and Scott R. Silverman, and each one of them acting individually, his true and lawful attorney-in-fact and agents, each with full power of substitution, for his or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (File No. 333-130754) (the “Registration Statement”), and any registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

The undersigned has executed this Power of Attorney on this 29th day of November, 2006.

/s/ William Caragol
William Caragol